UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Mastech Digital, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

MASTECH DIGITAL, INC.

1305 Cherrington Parkway

Building 210, Suite 400

Moon Township, Pennsylvania 15108

Telephone: (412) 787-2100

April 9, 2022

Dear Mastech Digital, Inc. Shareholder:

You are cordially invited to attend our 2022 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at Mastech Digital, Inc.’s headquarters, at 1305 Cherrington Parkway, Building 210, Suite 400, Moon Township, PA on Wednesday, May 11, 2022, at 9:00 a.m. Eastern Time.

The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. At this year’s Annual Meeting, you will be asked to (i) vote on the election of Class II directors, and (ii) cast an advisory (non-binding) vote to approve named executive officer compensation. Please read the accompanying Notice of Annual Meeting and Proxy Statement carefully. Whether or not you plan to attend, you can ensure that your shares are represented at the Annual Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided.

Thank you for your continued support.

Sincerely,

Vivek Gupta

President and Chief Executive Officer

MASTECH DIGITAL, INC.

1305 Cherrington Parkway

Building 210, Suite 400

Moon Township, Pennsylvania 15108

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 11, 2022

The Annual Meeting of Shareholders (the “Annual Meeting”) of Mastech Digital, Inc. (the “Company”) will be held on Wednesday, May 11, 2022, at 9:00 a.m. Eastern Time at the Company’s headquarters at 1305 Cherrington Parkway, Building 210, Suite 400, Moon Township, PA, to consider and act upon the following matters:

1. The election of two (2) Class II directors to serve for three-year terms or until their respective successors shall have been selected or qualified;

2. Advisory (non-binding) vote to approve named executive officer compensation; and

3. The transaction of such other business as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors has established the close of business on March 31, 2022, as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting.

PLEASE VOTE AS SOON AS POSSIBLE TO ENSURE THAT YOUR VOTE IS RECORDED PROMPTLY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. YOU HAVE THREE OPTIONS FOR SUBMITTING YOUR VOTE BEFORE THE ANNUAL MEETING: VIA THE INTERNET, BY PHONE OR BY MAIL. FOR FURTHER DETAILS, SEE “VOTING RIGHTS AND SOLICITATION” IN THE PROXY STATEMENT. IF YOU HAVE INTERNET ACCESS, WE ENCOURAGE YOU TO RECORD YOUR VOTE ON THE INTERNET. IT IS CONVENIENT, AND IT SAVES THE COMPANY SIGNIFICANT PRINTING AND PROCESSING COSTS.

By Order of the Board of Directors

John J. Cronin, Jr.

Chief Financial Officer

and Corporate Secretary

Moon Township, Pennsylvania

April 9, 2022

MASTECH DIGITAL, INC.

1305 Cherrington Parkway

Building 210, Suite 400

Moon Township, Pennsylvania 15108

PROXY STATEMENT FOR ANNUAL MEETING

OF SHAREHOLDERS

To Be Held on May 11, 2022

This Proxy Statement is being furnished to the shareholders of Mastech Digital, Inc., a Pennsylvania corporation (“Mastech” or the “Company”), in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors” or the “Board”) of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) scheduled to be held on Wednesday, May 11, 2022, at 9:00 a.m. Eastern Time, at the Company’s headquarters at 1305 Cherrington Parkway, Building 210, Suite 400 Moon Township, PA, 15108, or at any adjournment or postponement thereof. This Proxy Statement is being mailed to shareholders on or about April 11, 2022.

PURPOSE OF THE MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. The proposals are described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION

VOTING

Only holders of record of Mastech common stock, par value $0.01 per share (“Common Stock”), as of the close of business on March 31, 2022 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. On March 31, 2022, there were 11,572,295 shares of Common Stock outstanding.

The presence in person or by proxy of the shareholders owning at least a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. The holders of Common Stock have one vote for each share held by them as of the Record Date. Shareholders may not cumulate votes.

Your shareholder vote is important. Please vote as soon as possible to ensure that your vote is recorded promptly, even if you plan to attend the annual meeting in person. You have three options for submitting your vote before the annual meeting: via the Internet, by phone or by mail. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, it saves us significant printing and processing costs and your vote is recorded immediately. Internet and telephonic voting will be available until 11:59 p.m. Eastern Time on May 10, 2022. If you hold your shares in your name as a registered holder and not through a bank or brokerage firm, you may submit your vote in person. The vote you cast in person will supersede any previous votes that you submitted, whether by Internet, phone or mail. If you have any questions about submitting your vote, please call our Investor Relations department at (800) 627-8323.

PROXIES

All shares of Common Stock represented by proxies that are properly signed, completed and returned to the Corporate Secretary of the Company at 1305 Cherrington Parkway, Building 210, Suite 400, Moon Township, PA 15108 at or prior to the Annual Meeting will be voted as specified in the proxy. If a proxy is signed and returned but does not provide instructions as to the shareholder’s vote, the shares will be voted (a) FOR the election of the Board’s nominees to the Board of Directors; and (b) FOR the approval of the advisory (non-binding) proposal on named executive officer compensation. We are not aware of any business for consideration at the Annual Meeting other than as described in the Proxy Statement; however, if matters are properly brought before the Annual Meeting or any adjournment or postponement thereof, then the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by delivering to the Corporate Secretary of the Company a written revocation or a duly executed proxy bearing a later date (although no revocation shall be effective until notice thereof has been given to the Corporate Secretary of the Company), or by attendance at the meeting and voting his or her shares in person.

Under Pennsylvania law, proxies marked ABSTAIN are not considered to be cast votes, but they will count for purposes of determining whether there is a quorum and for purposes of determining the voting power and number of shares entitled to vote at the Annual Meeting. As a result, such abstentions will have no effect on the approval of any matter to come before the meeting. Broker non-votes will be counted for purposes of determining whether there is a quorum at the Annual Meeting, but will have no effect on the approval of any matter to come before the meeting.

SOLICITATION OF PROXIES

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile and personal interviews. Copies of solicitation material will be timely furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners and the Company will reimburse them for reasonable out-of-pocket expenses in connection with the distribution of proxy solicitation material.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 11, 2022.

Complete copies of this proxy statement and our annual report for the year ended December 31, 2021 are available at http://www.mastechdigital.com/annual-meeting

PROPOSAL NO. 1

ELECTION OF DIRECTORS

GENERAL

The Company’s Amended and Restated Articles of Incorporation (“Articles”) currently provide that the number of directors constituting the entire Board shall be no less than three (3) and no more than nine (9). The Company’s Board of Directors is divided into three (3) classes, with each class to be as nearly equal in number as possible and the classes to be elected for staggered terms of three (3) years as follows: two (2) Class III directors whose terms expire in 2023; two (2) Class I directors whose terms expire in 2024; and two (2) Class II directors whose terms expire in 2022. Therefore, two (2) directors are being elected to Class II at the Annual Meeting for a three-year term expiring in the year 2025.

The names of the persons nominated for Class II directors are Ashok Trivedi and Vivek Gupta, both of whom presently serve as Class II directors. The persons appointed as proxies intend to vote the shares represented by them at the Annual Meeting for the election of Ashok Trivedi and Vivek Gupta as Class II directors. The Board of Directors knows of no reason why Ashok Trivedi and Vivek Gupta would be unable to serve as Class II directors. If, at the time of the Annual Meeting, either of Mr. Ashok Trivedi or Mr. Vivek Gupta is unable or unwilling to serve as a Class II director, the persons named as proxies intend to vote for such substitute as may be nominated by the Board of Directors. All nominations were made by the Nominating and Corporate Governance Committee, as further described under the caption “Nominating and Corporate Governance Committee” below.

The following section captioned “Business Experience of Directors” sets forth certain information concerning the Board nominees for election to the Board of Directors at the Annual Meeting, as well as information about our other Directors.

BUSINESS EXPERIENCE OF DIRECTORS

Director Qualification Standards

We will only consider as candidates for director individuals who possess the highest personal and professional ethics, integrity and values, and who are committed to representing the long-term interests of our shareholders. In evaluating candidates for nomination as a director, the Nominating and Corporate Governance Committee will also consider other criteria, including current or recent experience as a chief executive officer of a public company or as a leader of another major complex organization in the public or private sector; business and financial expertise; geography; experience as a director of a public company; gender and ethnic diversity on the Board; independence; knowledge of the Company’s business and industry; and general criteria such as independent thought, practical wisdom and mature judgment. In addition, directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serving on the Board for an extended period of time. One or more of our directors must possess the education or experience required to qualify as an audit committee financial expert.

Nominees for Directors in Class II Whose Terms will Expire in 2025

Ashok Trivedi, age 72, has served as a Director and Co-Chairman since our formation in 2008. Mr. Trivedi was the Co-Founder of iGATE and Mastech. Mr. Trivedi served as Co-Chairman and President of iGATE from October 1996 until April 2008, when he resigned as President, but remained a director of iGATE and Co-Chairman of the iGATE Board until July, 2015. Mr. Trivedi also served as the Chairman of the Board of iGATE Global Solutions Limited, a subsidiary of iGATE, and held this position from July 2000 until July, 2015. From 1988 through September 1996, Mr. Trivedi served as President of iGATE and held other offices, including Secretary and Treasurer. From 1976 to 1988, he held various marketing and management positions with Unisys

Corporation. Mr. Trivedi holds a Master’s degree in Business Administration from Ohio University and a Master’s degree in Physics from Delhi University. Mr. Trivedi also serves as the Managing Partner of SWAT Capital Administrator LLC and as the principal executive officer of the Trivedi Family Office. Mr. Trivedi’s history and experience with the Company since its inception led to the Board’s conclusion that he should serve as a Director of the Company.

Vivek Gupta, age 59, has served as our President and Chief Executive Officer and a Director since March 2016. Prior to joining the Company, from October 2015 to February 2016, Mr. Gupta served as the Chief Executive – Americas, RPG Group for RPG Enterprises, an Indian business conglomerate investing in portfolio companies in the areas of automotive tires, IT, infrastructure, pharmaceuticals, energy and plantations. Prior to joining RPG Enterprises, Mr. Gupta spent more than 30 years working for Zensar Technologies, Ltd. (“Zensar”), a global information technology services company, which is also a portfolio company of the RPG Group. From 2011 to 2015, Mr. Gupta served as the Chief Executive of Global Infrastructure Management Services and as the Executive Chairman of Zensar’s IT infrastructure management services business. Mr. Gupta received his Bachelor of Technology from the Indian Institute of Technology and has attended executive management programs at the Indian Institute of Management and the University of Pennsylvania. Mr. Gupta’s service as the President and Chief Executive Officer of the Company and his experience as a senior executive for other IT companies led to the Board’s conclusion that he should also serve as a Director of the Company.

Directors in Class III Whose Terms will Expire in 2023

John Ausura, age 69, has served as a Director since September 2008. Mr. Ausura is the Founder and was the Managing Director of Capital Resolution, LLC, a professional services firm which provides interim management and operations improvement assistance to companies in transition, until his retirement on February 12, 2013. Mr. Ausura assumed this role with Capital Resolution in 2003. Prior to Capital Resolution and between 2000 and 2003, Mr. Ausura was a Principal with XRoads Solutions Group, LLC, a national restructuring professional services firm. Prior to 2000, Mr. Ausura was a Senior Vice President with PNC Financial Services Group, Inc. in Pittsburgh, PA, where he was Chief Financial Officer of the Consumer Bank and Chief Executive Officer of

PNC’s Credit Card Bank. Mr. Ausura completed his MBA at the Wharton School of the University of Pennsylvania and his BA from the University of Scranton. Mr. Ausura’s experience as a senior executive for three professional services firms led to the Board’s conclusion that he should serve as a Director of the Company.

Brenda Galilee, age 69, has served as a Director since September 2008. Ms. Galilee is currently the Chief Consulting Officer for CES-Customer Experience Solutions, a “Voice of the Customer” consulting company, and has held this position since January 2013. Ms. Galilee was the Chief Executive Officer and Chairman of the Board of In Touch Corporation, a customer acquisition and retention services company serving the financial industries, until her resignation on January 1, 2013. Ms. Galilee assumed this role in March 2008, upon the completion of a management buyout. In March 1991, Ms. Galilee founded and served as the Chief Executive Officer and Chairman of the Board of Hall Kinion and Associates (HAKI on NASDAQ), an information technology staffing company, until being acquired by Kforce Corporation in June 2004. From June 2004 until March 2008, Ms. Galilee pursued avocational interests in creative arts. Ms. Galilee completed the OPM program at Harvard University. Ms. Galilee’s experience as the Chief Executive Officer of an IT staffing company led to the Board’s conclusion that she should serve as a Director of the Company.

Directors in Class I Whose Terms will Expire in 2024

Sunil Wadhwani, age 69, has served as a Director and Co-Chairman since our formation in 2008. Mr. Wadhwani was the Co-Founder of iGATE Corporation (“iGATE”), a provider of integrated technology and operations-based information technology solutions, and Mastech. Mr. Wadhwani served as Co-Chairman and Chief Executive Officer of iGATE from 1986 until April 2008, when he resigned as Chief Executive Officer, but remained a director of iGATE and Co-Chairman of the iGATE Board until July 2015. From 1986 through September 1996, Mr. Wadhwani served as Chairman of iGATE and held several other offices, including

President and Chief Executive Officer. Mr. Wadhwani has a Bachelor’s degree from the Indian Institute of Technology and a Master’s degree from Carnegie Mellon University. Mr. Wadhwani also serves as the Managing Partner of SWAT Capital Administrator LLC and as the principal executive officer of the Wadhwani Family Office. Mr. Wadhwani’s history and experience with the Company since its inception led to the Board’s conclusion that he should continue as a Director of the Company.

Gerhard Watzinger, age 61, has served as a Director since September 2008. Between April 2013 and September 2013, Mr. Watzinger served as the interim Chief Executive Officer of iGATE. Mr. Watzinger was the Executive Vice President for Corporate Strategy and Mergers & Acquisitions of the McAfee business unit of Intel Corporation, a designer and manufacturer of advanced integrated digital technology platforms, until his resignation on March 31, 2012. Mr. Watzinger joined Intel in February 2011 upon Intel’s acquisition of McAfee, a security technology company. Mr. Watzinger joined McAfee in November 2007 upon McAfee’s acquisition of SafeBoot Corp., a global leader in data protection software, where Mr. Watzinger served as Chief Executive Officer from 2004 to 2007. From 2003 to 2004, Mr. Watzinger was the Chief Executive Officer of Mascot Systems, a subsidiary of iGATE focused on offshore IT operations. From 1998 to 2003, Mr. Watzinger served as Senior Vice President of iGATE’s staffing and solutions operations. Prior to joining iGATE, Mr. Watzinger held senior positions at APT, PricewaterhouseCoopers and Cap Gemini. Mr. Watzinger serves as a Director for three IT security companies, KnowBe4, Absolute and CrowdStrike. Mr. Watzinger has a Bachelor’s degree in Computer Science from the University of Munich. Mr. Watzinger’s expertise within the IT industry, as well as his experience as a Chief Executive Officer of three IT companies, led to the Board’s conclusion that he should continue as a Director of the Company.

VOTES REQUIRED

The Class II Directors will be elected by a plurality of the votes of shares present and entitled to vote. Accordingly, the nominees who receive the largest number of votes actually cast will be elected.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends that the shareholders vote FOR the nominees named herein.

PROPOSAL NO. 2

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

GENERAL

Following the 2019 Annual Meeting of Shareholders, our Board of Directors determined that an advisory vote on named executive officer compensation (commonly referred to as “say-on-pay”) will be held every year until the next time shareholders are required to cast an advisory vote on the frequency of the say-on-pay vote. Accordingly, we are asking our shareholders to cast an advisory vote on named executive officer compensation at this 2022 Annual Meeting of Shareholders, as presented in the Compensation Discussion and Analysis section beginning on page 13 and the compensation tables and associated narrative disclosures beginning on page 20.

Our named executive officer compensation program is designed to attract, motivate and retain our named executive officers, who are critical to our success. The Compensation Committee believes an effective compensation program is one that is designed to recruit and retain executive leadership focused on attaining long-term corporate goals and increasing shareholder value. The Compensation Committee believes that it has taken a responsible approach to compensating our named executive officers.

Please read the Compensation Discussion and Analysis section of this proxy statement as well as the compensation tables and narratives for a more detailed discussion of our executive compensation programs, including information about the fiscal year 2021 compensation of our named executive officers.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2022 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

VOTES REQUIRED

Approval of this proposal requires the affirmative vote of a majority of the votes cast by all shareholders entitled to vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

BOARD COMMITTEES AND MEETINGS

During 2021, the Board of Directors met eight (8) times. All Board members attended all meetings. The Board of Directors has adopted a policy under which each director is encouraged, but not required, to attend each Annual Meeting of Shareholders. In 2021, all of our directors attended our Annual Meeting of Shareholders by telephone.

The Board of Directors has determined that all current directors, other than Messrs. Wadhwani, Trivedi and Gupta, are independent under both the independence criteria for directors established by NYSE American and the independence criteria adopted by the Board of Directors. The independence criteria adopted by the Board of Directors are set forth in the Company’s Corporate Governance Guidelines, which are available on the Company’s website at http://www.mastechdigital.com/corporate-governance under Investors.

The Company has three standing Committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these Committees has a written charter approved by the Board of Directors. A copy of each charter can be found on the Company’s website at http://www.mastechdigital.com/corporate-governance under Investors.

Audit Committee

The Board has an Audit Committee currently consisting of Mr. Watzinger, Ms. Galilee and Mr. Ausura, who is the chair of the Committee. All members of this Committee are “independent directors” under the criteria adopted by the Board of Directors and under applicable NYSE American listing standards. The Board of Directors has determined that Mr. Ausura is an “audit committee financial expert” as defined in the applicable rules of the Securities and Exchange Commission (“SEC”). The Audit Committee’s duties include reviewing the Company’s financial statements as well as earnings press releases and related information, prior to filing or release, selecting the firm of independent accountants to audit the Company’s financial statements, reviewing the scope and results of the independent auditors’ activities and the fees proposed and charged for such activities, reviewing the adequacy of internal controls, reviewing the scope and results of internal audit activities, and reporting the results of the Committee’s activities to the full Board. The Audit Committee met five (5) times during 2021. All committee members attended all meetings.

Compensation Committee

The Board has a Compensation Committee, currently consisting of Mr. Watzinger, Mr. Ausura and Ms. Galilee, who is the chair of the Committee. Each member of this Committee is an “independent director” under applicable NYSE American listing standards, an “outside director” as defined in section 162(m) of the Code and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee is responsible for reviewing and approving matters involving the compensation of non-employee directors and executive officers of the Company, periodically reviewing management development plans, administering the incentive compensation plans, approving public disclosure on compensation matters, and making recommendations to the full Board on these and other compensation matters. The Compensation Committee met three (3) times in 2021. All committee members attended all meetings.

Nominating and Corporate Governance Committee

The Board has a Nominating and Corporate Governance Committee currently consisting of Mr. Ausura, Ms. Galilee and Mr. Watzinger, who is the chair of the Committee. Each member of this Committee is an “independent director” under the criteria adopted by the Board of Directors and under the applicable NYSE American listing standards. The Nominating and Corporate Governance Committee is responsible for recommending to the full Board candidates for election to the Board of Directors and for overseeing and making recommendations to the Board on all corporate governance matters.

The Nominating and Corporate Governance Committee will consider director candidates proposed by shareholders. To recommend a prospective nominee for the Nominating and Corporate Governance Committee’s consideration, shareholders should submit the candidate’s name and qualifications in writing to John J. Cronin, Jr., Corporate Secretary, Mastech Digital, Inc., 1305 Cherrington Parkway, Building 210, Suite 400, Moon Township, PA 15108. The Company’s Articles address the proper submission of a person to be nominated and set forth the proper form for a notice of nomination. Please refer to the “2023 SHAREHOLDER PROPOSALS OR NOMINATIONS” section in this Proxy Statement for a summary of the procedures to request a person(s) to be nominated for election as a director of the Company.

The Nominating and Corporate Governance Committee will consider and evaluate candidates submitted by shareholders in accordance with the procedures set forth in the Company’s Nominating and Corporate Governance Committee Charter and Corporate Governance Guidelines in the same manner as if such candidates were submitted by the Board of Directors. The Committee screens all potential candidates in the same manner regardless of the source of the recommendation. This assessment will include consideration of background, skills, needs, diversity, personal characteristics and business experience, as set forth in the Nominating and Corporate Governance Charter. The Board and the Nominating and Corporate Governance Committee believe it is essential that Board members represent diverse backgrounds. The Nominating and Corporate Governance Committee met two (2) times in 2021. All committee members attended all meetings.

Corporate Governance Guidelines

The Board of Directors has adopted a set of Corporate Governance Guidelines, and the Nominating and Corporate Governance Committee is responsible for overseeing the Guidelines and reporting and making recommendations to the Board concerning corporate governance matters. The Corporate Governance Guidelines are posted on the Company’s web site at http://www.mastechdigital.com/corporate-governance under Investors. This website also includes the Company’s Code of Business Conduct & Ethics and Finance Code of Professional Conduct, which were adopted by the Board of Directors. The Code of Business Conduct and Ethics is the Company’s code-of-ethics document for all employees and also applies to all directors with regard to their Company-related activities. The Finance Code of Professional Conduct is intended to be the Company’s written code-of-ethics under Section 406 of the Sarbanes-Oxley Act of 2002 complying with the standards set forth under Item 406 of Regulation S-K of the Exchange Act.

Anti-Hedging and Insider Trading Policy

Our directors, officers and employees are required to comply with our Insider Trading Policy and are prohibited from engaging in short sales of Company securities. The Company prohibits hedging activity at the Company level, with the exception of cash flow hedges related to foreign currencies and interest rates. These two permissible hedges require strong justification from management and approval by the Company’s Board of Directors before any such transactions can be executed.

Board Leadership Structure

The Company’s policy as to whether the same person should serve as both the Chief Executive Officer and Chairman is based on the practice which best serves the Company’s needs at any particular time. The Board believes that its current leadership structure, with Messrs. Wadhwani and Trivedi serving as Co-Chairmen and Mr. Gupta serving as the President and Chief Executive Officer, is appropriate given each of their respective past business experience.

The Role of the Board in Risk Oversight

In its oversight role, the Board annually reviews the Company’s strategic plan, which addresses, among other things, the risks and opportunities facing the Company. The Board also has overall responsibility for executive officer succession planning and reviews succession plans each year. The Board has delegated certain risk management responsibilities to the Board committees. As part of the responsibilities set forth in its charter, the Audit Committee is responsible for discussing with management the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures, including the Company’s risk assessment and risk management policies. The Company’s management regularly evaluates these controls, and the Chief Financial Officer periodically reports to the Audit Committee regarding their design and effectiveness. The Compensation Committee is responsible for matters involving the compensation of non-employee directors and executive officers of the Company and the Nominating and Corporate Governance Committee annually reviews the Company’s corporate governance guidelines. Each of these committees regularly report to the full Board.

Communications from Shareholders to the Board of Directors

The Board of Directors recommends that shareholders initiate any communications with the Board of Directors by e-mail or in writing and send them in care of the Corporate Secretary. Shareholders can send communications directly to the Board of Directors by e-mail to mhhsecretary@mastechdigital.com, or by fax to 412-291-3350, or by mail to Mr. John J. Cronin, Jr., Corporate Secretary, Mastech Digital, Inc., 1305 Cherrington Parkway, Building 210, Suite 400, Moon Township, PA 15108. This centralized process will assist the Board of Directors in reviewing and responding to shareholder communications in an appropriate manner. The name of any specific intended Board of Directors recipient should be noted in the communication. The Board of Directors has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board of Directors has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board of Directors’ consideration. In such cases, some of those correspondence may be forwarded elsewhere in the Company for review and possible response.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of March 31, 2022 for: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each named executive officer listed in the Summary Compensation Table below; (iii) each of our current directors; and (iv) all directors and executive officers of the Company as a group. As of March 31, 2022, there were 11,572,295 shares of Common Stock outstanding. Except as noted, all persons listed below have sole voting and investment power with respect to their shares of stock, subject to community property laws where applicable. Information with respect to beneficial ownership by 5% shareholders has been based on information filed with the SEC pursuant to Section 13(d) or Section 13(g) of the Exchange Act.

	Shares Beneficially Owned
Name and Address of Beneficial Owner (1)	Number	Percent
Sunil Wadhwani (2)	3,407,314	29.4%
Ashok Trivedi (3)	3,407,316	29.4%
Steven A. Shaw (4)	1,319,400	11.4%
John Ausura	98,054	*
Brenda Galilee	38,629	*
Gerhard Watzinger	31,304	*
Vivek Gupta (5)	434,000	3.6%
John J. Cronin, Jr. (6)	160,062	1.4%
Paul Burton (7)	76,445	*
All directors and executive officers as a group of 8 persons	7,653,124	62.5%

*	Less than 1%.
(1)

Unless otherwise indicated, the address for each director and executive officer is c/o Mastech Digital, Inc., 1305 Cherrington Parkway, Building 210, Suite 400, Moon Township, Pennsylvania 15108. The number of shares beneficially owned by each person as of March 31, 2022, includes shares of Common Stock that such person or group has the right to acquire within 60 days of March 31, 2022, upon the exercise of stock options or vesting of restricted shares. For each individual included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 11,572,295 shares of Common Stock outstanding on March 31, 2022, plus the shares of Common Stock that such person or group has the right to acquire within 60 days of March 31, 2022.

(2)	Includes: (i) 857,144 shares held by a revocable trust of Mr. Wadhwani; and (ii) 389,998 shares held by two family trusts over which Mr. Wadhwani has investment and voting power.
(3)	Includes: (i) 857,144 shares held by a revocable trust of Mr. Trivedi; and (ii) 355,414 shares held by a family trust over which, Mr. Trivedi, as co-trustee, has shared investment and voting power.
(4)

Based solely on the information contained in Schedule 13G/A filed with the SEC on January 21, 2021. Includes 9,300 shares held in a trust for Mr. Shaw’s sister for which Mr. Shaw is sole trustee. According to the Schedule 13G, the business address of Mr. Shaw is 503 13th Avenue East, #205, Seattle, WA 98102.

(5)	Includes 434,000 shares that may be acquired by Mr. Gupta pursuant to the exercise of options.
(6)	Includes 160,062 shares that may be acquired by Mr. Cronin pursuant to the exercise of options.
(7)

Includes 76,445 shares that may be acquired by Mr. Burton pursuant to the exercise of options. Mr. Burton resigned as the Chief Executive of Mastech InfoTrellis, Inc., the Company’s Data & Analytics subsidiary, on December 14, 2021.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2021, with respect to shares of our common stock that may be issued under the Company’s Stock Incentive Plan, as amended (the “Stock Incentive Plan”), and the Company’s 2019 Employee Stock Purchase Plan (the “Stock Purchase Plan”), which are the Company’s only existing equity compensation plan under which grants can be made.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding awards (a)	Weighted Average exercise price of outstanding awards	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by shareholders (1)	2,041,000	$10.66	1,054,000 (2)
Equity compensation plans not approved by security holders	—	—	—
Total	2,041,000 (3)	$10.66	1,054,000 (2)

(1)	Includes the Stock Incentive Plan and the Stock Purchase Plan.
(2)	Available for future issuance as of December 31, 2021.
(3)

In addition to the outstanding stock options referenced in (a) above, 25,000 restricted shares have been issued pursuant to awards under the Stock Incentive Plan, that remain unvested and outstanding as of December 31, 2021.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and change in ownership with the SEC and NYSE American. Directors, officers and other 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file.

Based solely on its review of the copies of such reports and amendments thereto provided to the Company, and written representations and information provided to the Company by the reporting persons, the Company believes that during 2021, with the exception of one Form 4 which was filed late by each Mr. Ausura, Mr. Watzinger and Ms. Galilee in connection with their restricted stock grant dated January 30, 2021 and by Mr. Burton in connection with his stock option grant date February 10, 2021, all section 16(a) reports were timely filed.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On September 17, 2020, the Company entered into an amended and restated registration rights agreement (the “A&R Registration Rights Agreement”) with Ashok Trivedi, in his individual capacity and as trustee of the Ashok K. Trivedi Revocable Trust (the “Trivedi Trust”), Sunil Wadhwani, in his individual capacity and as trustee of The Revocable Declaration of Trust of Sunil Wadhwani (together with the Trivedi Trust, the “Founder Trusts”), and certain affiliates (the “Founder Affiliates”) of Messrs. Trivedi and Wadhwani (collectively, the “Holders”). Pursuant to the terms of the A&R Registration Rights Agreement, the Company is required, upon receipt of a written request from a Holder (a “Demand Request”), to use commercially reasonable efforts to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) within 45 days of receipt of a Demand Request to register the resale of the registrable securities requested to be registered by the requesting Holders and to use commercially reasonable efforts to have such registration statement declared effective within 90 days after it is filed with the SEC. The A&R Registration Rights Agreement also provides the Holders certain piggy-back registration rights for the registrable securities they hold in the event the Company proposes to file certain registration statements with the SEC. The A&R Registration Rights Agreement further provides that in the event a Holder desires to offer and/or sell registrable securities on a block trade or underwritten basis without substantial marketing efforts prior to pricing (a “Block Trade”), the Company will use its reasonable best efforts to facilitate such Block Trade.

During the third quarter of 2021, we purchased cybersecurity software licenses from CrowdStrike, Inc. for $98,000. Mr. Watzinger is a Board member of Crowdstrike, Inc. The purchase was completed as an arm’s length transaction.

EXECUTIVE OFFICERS

In addition to Mr. Gupta, whose positions and background are discussed under “Business Experience of Directors”, the following person is an executive officer of the Company as of the date of this Proxy Statement.

John J. Cronin, Jr., age 69, has served as Chief Financial Officer and Corporate Secretary of the Company since September 2008. Mr. Cronin functioned as Mastech Digital Technologies, Inc.’s Chief Financial Officer since 2002. From 1998 to 2002, Mr. Cronin held several senior corporate positions within iGATE. Prior to joining iGATE in August 1998, Mr. Cronin was the Chief Financial Officer at Industrial Ceramics, Inc. since February 1993. Mr. Cronin has an M.B.A. degree from the University of Pittsburgh and holds C.P.A. and C.M.A certifications.

There are no family relationships among any of the Company’s Directors or executive officers. The Company’s executive officers serve at the discretion of the Board and pursuant to the terms of their respective employment agreements.

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis summarizes the Company’s philosophy and objectives regarding the compensation of its named executive officers, including how the Company determines elements and amounts of executive compensation. The following discussion and analysis should be read in conjunction with the tabular disclosures regarding the compensation of named executive officers for fiscal 2021 and the report of the Compensation Committee of the Board of Directors, which immediately follows below.

Compensation Committee Roles and Responsibilities

The Compensation Committee is responsible for reviewing and approving matters involving the compensation of non-employee directors and executive officers of the Company, as described herein. The Compensation Committee is also responsible for periodically reviewing management development plans, approving public disclosure on compensation matters, making recommendations to the full Board on these and other compensation matters, and administering the Company’s Stock Incentive Plan, as amended (the “Plan”).

It is the responsibility of the Compensation Committee to ensure that the total compensation paid to such officers is fair, reasonable and competitive. The Compensation Committee is composed entirely of independent directors and functions in accordance with the provisions of the Compensation Committee Charter, which is available on the Company’s website at http://www.mastechdigital.com, under Investors.

The Compensation Committee has established a framework and compensation philosophy, pursuant to which decisions are made involving the compensation of all executive officers of the Company. This framework ensures that the total compensation paid to such executive officers is fair, reasonable and competitive in the judgment of the Compensation Committee. The Compensation Committee reviews, establishes, and approves all elements of compensation paid to the Chief Executive Officer (“CEO”), the Chief Financial Officer (“CFO”) and the Chief Executive of the Data & Analytics business (“D&A Head”). The Compensation Committee has delegated authority to the CEO and the D&A Head to make determinations of appropriate salary and bonus amounts to other Company executives, provided such amounts conform to the framework established by the Compensation Committee. No other executive officers have a role in making executive officer compensation determinations.

Named Executive Officers

The Company’s named executive officers for the 2021 fiscal year consisted of Messrs. Gupta, Cronin and Burton. As mentioned above, Mr. Burton resigned his employment with the Company on December 14, 2021.

Compensation Philosophy for Named Executive Officers

The Compensation Committee has adopted a compensation philosophy with respect to the named executive officers that supports the Company’s belief that a strong executive management team, comprised of talented individuals in key positions, is critical to the development and growth of our business and to the creation of shareholder value. Accordingly, our executive officer compensation program is designed to attract, motivate and retain high-quality executives by providing total compensation that is performance-based and competitive with the markets and industries in which we compete for talent. A core objective guiding our executive officer compensation program is to emphasize pay-for-performance by linking compensation levels to shareholder value creation. Thus, we provide incentives to advance the interest of shareholders by targeting key financial and operational objectives for our named executive officers and deliver levels of compensation that are commensurate with the achievement of such performance measurements. Additionally, we provide long-term equity incentive awards to mitigate short-term risk-taking by our executives at the expense of long-term shareholder value. Our goals are:

•	to support our business strategy and financial plan by clearly communicating our goals and objectives to executives and by rewarding achievement;

•	to create a strong performance alignment with shareholders’ interests; and

•	to attract and retain highly qualified executive talent.

The Compensation Committee has established a compensation structure to achieve these goals through a combination of three key compensation elements:

•	a base salary;

•	an annual performance-based cash bonus; and

•	grants of equity-based compensation, such as stock options and/or other stock awards, which may be subject to time-based and/or performance-based vesting requirements.

The Compensation Committee believes that this three-prong approach best serves the interests of our shareholders and safeguards against excessive risk-taking by our executives. This approach enables us to meet the requirements of the competitive environment in which we operate, while ensuring that executives are compensated in a manner that advances both the short and long-term interests of our shareholders. Under this program design, compensation for our executive officers involves a high proportion of pay that is “at risk”, namely the annual performance-based cash bonus and the value of stock options and/or stock awards.

Opportunities for excessive risk-taking by our executive officers, for short-term financial gain, are limited by the nature of our business. The element of compensation most exposed to self-serving actions by our executive officers is the annual performance-based cash bonus. In establishing specific performance criteria for the Company’s executive officers, consideration is given to “trade-off” criteria which would mitigate self-serving actions by any individual executive. Additionally, organizational interaction and formal approval processes make it difficult for self-serving actions to be undertaken by any individual executive. While there is always the opportunity in every organization to manage for the short-term, the Compensation Committee believes that the equity-based component of compensation is a strong deterrent of such action. Based on its annual risk-related review, including the above program structure considerations, the combination of long and short-term programs, and possible compensation-based risks and means by which such risks may be mitigated, including through the operation of internal control structure and oversight, the Compensation Committee has determined that the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

Key Elements of and Factors Affecting Compensation

As discussed above, the three key elements of named executive officer compensation are: (a) base salary; (b) annual performance-based cash bonus; and (c) equity compensation. While each of these elements is discussed separately below, the Compensation Committee does consider and reviews the full compensation package afforded by the Company to its named executive officers. The Compensation Committee also reviews all executive employment contracts and the annual performance-based goals and objectives of our named executive officers.

Compensation Benchmarking

In the professional services industry, industry peers have operational attributes that are very different from Mastech Digital, which makes it challenging to engage in compensation benchmarking. The Company does look to various third-party reports and projections regarding the staffing industry, such as Staffing Industry Analysts (“SIA”), for general reference in establishing the Company’s annual financial and operational objectives, but generally does not use any specific “benchmark” in making compensation decisions.

In 2021, the Compensation Committee engaged Veritas Executive Compensation Consultants, LLC on a limited basis to help with an internal review of executive compensation to ensure that existing total compensation levels, and the delivery of such, were appropriate and competitive in today’s marketplace. The conclusion of this review suggested that executive cash compensation was in the appropriate range of the benchmark averages. With respect to equity compensation, the Compensation Committee is working on an equity structure that strengthens our ability to attract and retain key talent and at the same time aligns compensation over a multi-year period directly tied with the interests of our shareholders, which is the creation of long-term shareholder value.

Prior to 2021, the Compensation Committee completed an annual informal analysis on the competitive marketplace with respect to the Company’s CEO, CFO and D&A Head. In addition to evaluating peer group compensation data, the Committee considered the performance of these individuals and their additional levels of responsibilities in light of our recent acquisitions. These informal evaluations are approved by the full Board and are factored into the Compensation Committee’s annual compensation changes with respect to our named executive officers.

Base Salaries for Named Executive Officers

The Company provides its named executive officers with a base salary to provide them with a minimum guaranteed compensation level for their services. The CEO, CFO and D&A Head’s base salary is determined by the Compensation Committee by evaluating the responsibilities of the position held, the individual’s experience and, to the extent possible, the competitive marketplace for executive talent. The base salary is intended to be competitive with base salaries paid to comparable officers at peer group companies with similar qualifications, experience and responsibilities.

In setting base salaries for the CEO, CFO and the D&A Head, the Compensation Committee gives consideration to the following:

•	the nature and responsibility of the position and, to the extent available, salary norms for persons in similar positions at comparable companies;

•	the expertise, experience and effectiveness of the individual executive;

•	the competitiveness of the market for the executive’s services; and

•	the recommendation of our CEO with respect to the compensation of the CFO and the D&A Head.

The Compensation Committee has delegated the authority to the CEO to make determinations on appropriate base salaries for executive officers of the Company other than the CEO, CFO and the D&A Head provided the amounts are within the framework and philosophy set forth by the Compensation Committee, discussed above.

Annual Bonuses for Named Executive Officers

In addition to a base salary, each named executive officer is eligible for an annual performance-based cash bonus. The Company has chosen to include annual performance-based cash bonuses as a material element in its compensation program. This bonus component is designed to motivate individual and team performance in attaining the current year’s financial plan and business objectives. The Compensation Committee makes final determinations of annual performance-based bonuses for the CEO, CFO and the D&A Head.

In 2021, annual performance-based cash bonuses earned by the Company’s named executive officers were as follows: Mr. Gupta earned $590,625 or 281% of his “at goal” bonus amount. Mr. Cronin earned $157,000 or

100% of his “at goal” bonus amount. Mr. Burton was not eligible for the annual performance-based bonus, as he resigned prior to December 31, 2021. The specific performance objectives, achievement of actual results and the corresponding bonus payout applicable to each objective for our named executive officers are listed below:

	“At Goal” Bonus	Performance Objective	Actual Results	Bonus Payout
Vivek Gupta
Reduce H1B dependency	$105,000	10.0% reduction	23.8% reduction	$467,250
IT Staffing revenues	35,000	$179.6 million	$183.7 million	42,000
IT Staffing gross profit $’s	35,000	$38.4 million	$40.9 million	40,250
IT Staffing non-GAAP EBITDA	35,000	$13.9 million	$14.8 million	41,125

	$210,000			$590,625

John J. Cronin, Jr.
Consolidated revenues	$52,334	$221.1 million	$222.0 million	$52,334
Consolidated gross profit $’s	52,333	$62.1 million	$59.4 million	52,333
Consolidated non-GAAP diluted EPS	52,333	$1.30	$1.19	52,333

	$157,000			$157,000

Paul Burton (1)
Data & Analytics segment organic revenues	$50,000	$50.6 million	$38.4 million	$—
Data & Analytics segment bookings	20,000	$72.0 million	$55.0 million	—
Data & Analytics segment organic non-GAAP EBITDA	70,000	$7.2 million	$6.2 million	—
Subjective objectives	60,000	Subjective	Subjective	—

	$200,000			$—

(1)	Mr. Burton voluntarily terminated his employment with the Company on December 14, 2021 and was therefore not eligible for a 2021 bonus payment.

2021 Base Salary and Bonus Opportunity Increases for Named Executive Officers:

During 2021, our named executive officers received base salary and/or performance-based bonus opportunity increases as detailed below:

•	Mr. Gupta’s base annual salary effective in 2020 was not changed in 2021 and his full year 2021 performance-based bonus (“at goal” target amount) decreased by $50,000 to $210,000.

•	Mr. Cronin’s base annual salary increased effective April 1, 2021 by $19,000 to $404,000 and his full year 2021 performance-based bonus (“at goal” target amount) was increased by $7,000 to $157,000.

•	Mr. Burton’s base annual salary increased effective January 1, 2021 by $75,000 to $450,000 and his full year 2021 performance-based bonus (“at goal” target amount) was not changed at $200,000.

In determining these compensation adjustments, the Compensation Committee considered its informal analysis on the competitive marketplace as further described under the caption “compensation benchmarking”.

Stock Incentive Plan and Awards to Named Executive Officers

The Company’s long-term incentives are in the form of equity awards, such as stock options, stock appreciation rights, restricted or unrestricted stock awards and restricted stock unit “performance share” award grants, in accordance with the Plan. The objective of this compensation element is to align compensation over a multi-year period directly with the interests of our shareholders, by motivating and rewarding actions that create long-term shareholder value. The Committee believes that this compensation component also provides a strong deterrent from excessive risk-taking to achieve short-term financial rewards.

In determining the size and types of awards to be granted, the Compensation Committee considers an evaluation of competitive factors, including general reference to industry practices, in conjunction with total compensation provided to the named executive officers, the recommendations of the CEO (except with respect to himself), as well as both Company and individual performance levels and the patterns and impact of prior awards.

During 2021, the Company issued the following stock options grants to Mr. Burton.

•

Mr. Burton received 160,000 time-based stock options in February 2021. These stock options vest equally on an annual basis over a four-year period beginning on the first anniversary of the February 10, 2021 grant date. Upon the occurrence of a change in control (as defined in the Plan), all outstanding shares would immediately vest and become fully payable. These options were forfeited upon Mr. Burton’s resignation in December of 2021.

Further details of the Company’s equity awards are set forth in the table entitled “Grants of Plan-Based Awards”.

Employment Agreements

Detailed below are the terms and conditions of the employment agreements currently in place for Messrs. Gupta and Cronin.

Mr. Gupta, Mastech Digital Technologies, Inc. and the Company are parties to an employment agreement as amended and restated effective March 20, 2019 and further amended on March 20, 2020, March 10, 2021 and March 9, 2022, which provides for a base salary of $585,000, effective April 1, 2022 and an annual performance-based bonus with an “at goal” target amount of $245,000 for fiscal year 2022. Mr. Gupta is also eligible for such other benefit programs that the Company and Mastech Digital Technologies, Inc. may introduce from time to time, including participation in the Plan. Mr. Gupta’s agreement provides that he is entitled to severance in an amount equal to 12 months base salary and his annual performance-based bonus “at goal” target amount in the event of termination by the Company other than for cause or Mr. Gupta’s termination for “good reason”. In the event of termination by the Company other than for cause or Mr. Gupta’s termination for “good reason” within one year following a “change of control”, Mr. Gupta is entitled to (i) 24 months of Company-paid health insurance premiums; and (ii) severance in an amount equal to two (2) times the sum of (A) average annual base salary for the previous three years (including the year of termination); and (B) average annual performance-based bonus received for the previous three years (not including the year of termination); (iii) outplacement reimbursement of up to $25,000; and (iv) acceleration in full of all outstanding stock options or other equity awards issued pursuant to the Plan. Mr. Gupta is also entitled to a pro-rated bonus payment in the year of termination, if performance criteria have been met and if he is terminated by the Company other than for cause.

Mr. Cronin, Mastech Digital Technologies, Inc. and the Company are parties to an employment agreement as amended and restated effective March 20, 2019 and further amended on March 20, 2020, March 10, 2021, March 9, 2022 which provides for a base salary of $450,000, effective April 1, 2022 and an annual performance-based bonus with an “at goal” target amount of $160,000 for fiscal year 2022. Mr. Cronin is also eligible for such other benefit programs that the Company and Mastech Digital Technologies, Inc. may introduce from time to time, including participation in the Plan. Mr. Cronin’s agreement provides for a one-year severance in an amount equal to 12 months base salary and his annual performance-based bonus “at goal” target amount in the event of termination by the Company other than for cause. In the event of termination by the Company other than for cause or Mr. Cronin’s termination for “good reason” within one year following a “change of control”, Mr. Cronin is entitled to (i) 24 months of Company-paid health insurance premiums; and (ii) severance in an amount equal to two (2) times the sum of (A) average annual base salary for the previous three years (including the year of termination); and (B) average annual performance-based bonus received for the previous three years (not including the year of termination); (iii) outplacement reimbursement of up to $25,000; and (iv) acceleration in full of all outstanding stock options or other equity awards issued pursuant to the Plan. Mr. Cronin is also entitled to a pro-rated bonus payment in the year of termination, if performance criteria have been met and if he is terminated by the Company other than for cause.

Mr. Burton and Mastech InfoTrellis, Inc. were parties to an employment agreement effective January 7, 2019 and amended on March 20, 2020 and further amended on March 10, 2021, which provided for a base salary of $450,000, effective January 1, 2021, and an annual performance-based bonus with an “at goal” target amount of $200,000 for fiscal year 2021. Mr. Burton’s agreement provided that he was entitled to severance in the event that he was terminated “without cause” or he resigned for “good reason”. In light of Mr. Burton’s voluntary resignation without good reason, no severance payments were paid or are owed.

Change of Control/Severance Benefits

In addition to the Change of Control/Severance benefits discussed in the “Employment Agreements” section above, outstanding stock options or other equity awards issued pursuant to the Plan, held by the named executive officers, may under certain circumstances vest upon a “Change of Control” of the Company.

The estimated payments to be made by the Company to the named executive officers in the event of a termination as of December 31, 2021, including the continued vesting of equity grants, post termination, are set forth in the Table entitled “Potential Payments Upon Termination or Change in Control” on page 22 of this Proxy Statement.

Other Considerations

Retirement Benefits

Each of the named executive officers is entitled to participate in the Company’s tax-qualified defined contribution 401(k) plan on the same basis as all other eligible employees. Under the terms of the 401(k) plan, as prescribed by the Code, the 401(k) contribution of any participating employee is limited to a maximum percentage of annual pay or a maximum dollar amount ($19,500 for 2021, subject to a $6,500 increase for participants who are age 50 or older).

Perquisites

The Company does not have a formal program providing perquisites to its executive officers.

Consideration of Say-On-Pay Advisory Vote

At our 2021 annual meeting of shareholders, approximately 98.06% of our shareholders who voted on the “say-on-pay” advisory proposal approved the compensation we pay to our named executive officers. The Compensation Committee considered the result of this vote in determining the Company’s compensation policies and decisions and believes that the nearly unanimous shareholder vote strongly supports our current compensation philosophy. Therefore, we have not modified our general compensation practices or philosophy in any manner as a result of the 2021 shareholder advisory vote.

Tax Deductibility of Compensation

Prior to the enactment of the Tax Cuts and Jobs Act on December 22, 2017, Section 162(m) of the Code generally provided that the Company could not deduct, for federal income tax purposes, compensation in excess of $1,000,000 for any given year paid to its chief executive officer and the other three most highly compensated named executive officers employed at the end of the year (each a “covered executive”) (other than its chief financial officer) except to the extent such excess constituted performance-based compensation. In the course of structuring its compensation policies, the Compensation Committee considers ways to maintain the tax deductibility of executive officer compensation; however, the Compensation Committee retains the discretion to compensate executives in a manner that it deems best suited to our compensation objectives and philosophy.

In general, the Compensation Committee’s previous standard policy was to structure compensation arrangements in a manner that would avoid the deduction limitations of Section 162(m), except where it determined that exceeding these limitations was in the best interests of the Company and its shareholders. The Plan has been structured with the intention that stock options and, generally, performance-based awards granted under the Plan qualify as “performance-based compensation,” which compensation was, prior to the enactment of the Tax Cuts sand Jobs Act, generally exempt from the limitations on deduction.

The Tax Cuts and Job Act, which was signed into law on December 22, 2017, eliminates the exemption for “performance-based compensation” under Section 162(m) with respect to taxable years beginning after December 31, 2017 and also expands the Section 162(m) limitation to include the Chief Financial Officer and any person who was a covered executive in 2017 or later. By eliminating the “performance-based compensation” exception, effective as of January 1, 2018, we are no longer be able to structure executive compensation paid to certain executive officers in excess of $1,000,000 as “performance-based compensation” under Section 162(m) to preserve the deductibility of that compensation (unless the compensation is provided pursuant to a written binding contract which was in effect on November 2, 2017, and which was not modified in any material respect on or after November 2, 2017). Rather, beginning January 1, 2018, compensation paid to certain executive officers in excess of $1,000,000 is generally not deductible unless such compensation is pursuant to an award established in a binding contract in effect on November 2, 2017 and not materially modified after such date.

The following Compensation Committee Report is not considered proxy solicitation material and is not deemed filed with the SEC. Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, and under the Exchange Act that might incorporate future filings made by the Company under those statutes, the Compensation Committee Report will not be incorporated by reference into any such prior filings or into any future filings made by the Company under those statutes.

Compensation Committee Report

The Compensation Committee reviewed this Compensation Discussion and Analysis and discussed its contents with Company management. Based on the review and discussion, the Committee has recommended to the Board that this Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

The Compensation Committee

Brenda Galilee, Chair

John Ausura

Gerhard Watzinger

SUMMARY COMPENSATION TABLE

The following table sets forth certain information with respect to the annual and long-term compensation of the individuals who served as named executive officers of the Company during the three fiscal years ended December 31, 2021 (collectively the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total Compensation ($)
Vivek Gupta	2021	$548,627	$—	$590,625	—	$1,139,252
President and Chief Executive Officer	2020	456,667	1,590,000	240,000	—	2,286,667
	2019	432,500	310,820	275,600	—	1,018,920
John J. Cronin, Jr.	2021	$404,440	$—	$157,000	—	$561,440
Chief Financial Officer and Corporate Secretary	2020	335,000	636,000	170,000	—	1,141,000
	2019	318,750	170,951	174,667	—	664,368
Paul Burton.	2021	$427,788	$1,448,320	$—	—	$1,876,108
Former Chief Executive - Mastech InfoTrellis	2020	375,000	1,081,200	181,000	—	1,637,200

(1)

These columns represent the aggregate grant date fair value of awards, computed in accordance with Accounting Standards Codification Topic 718. The assumptions made when calculating fair value for these awards are found in Note 11 “Stock-Based Compensation” to the Consolidated Financial Statements of Mastech Digital, Inc. in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the SEC on March 14, 2022. For additional details concerning the terms of these awards, please see the “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year End” tables below.

(2)

In accordance with the rules of the SEC, any other compensation in the form of perquisites and other personal benefits has been omitted as the total value of all perquisites and other personal benefits provided to each named executive officer constituted less than $10,000.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth all equity grants to our named executive officers for the fiscal year ended December 31, 2021:

Name	Grant Date	Stock Option Awards: Number of Securities of Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Closing Price of Grant Date ($/sh)	Grant Date Fair Value of Stock Option Awards
Paul Burton	02/10/2021	160,000	$17.65	$17.65	$1,448,320

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth the number of underlying securities, exercise price and expiration dates of stock options, and restricted shares that have not yet vested, held by our named executive officers as of December 31, 2021.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable) (1)	Number of Securities Underlying Unexercised Options (#) (Unexercisable) (2)	Option Exercise Price ($)	Option Expiration Date
Vivek Gupta (3)	300,000	—	$3.63	03/01/2026
	30,000	60,000	$6.79	01/16/2029
	—	250,000	$15.49	02/11/2030
John J. Cronin, Jr. (4).	20,062	—	$3.20	07/26/2026
	50,000	40,000	$7.46	03/21/2028
	5,000	45,000	$6.79	01/16/2029
	25,000	75,000	$15.49	02/11/2030
Paul Burton (5).	38,945	—	$6.46	01/07/2029
	37,500	—	$15.49	02/11/2030

(1)	All outstanding options in this column have been fully earned and are fully exercisable.
(2)	All outstanding options in this column are not yet vested and not exercisable as of December 31, 2021.
(3)

Mr. Gupta’s equity grants vest as follows: the January 16, 2019 stock options vest in the amount of 20,000 shares on January 16, 2022, 2023 and 2024. Of the January 16, 2019 grants, 30,000 shares of such options are earned based on the annual achievements of certain financial objectives; and the February 11, 2020 stock options vest in the amount of 84,000 shares on February 16, 2022, 83,000 shares on February 16, 2023 and 83,000 shares on February 11, 2024.

(4)

Mr. Cronin’s equity grants vest as follows: the March 21, 2018 stock options vest equally in the amount of 20,000 shares on March 21,2022 and 2023; the January 16, 2019 stock options vest as follows: 15,000 on January 16, 2022, 2023 and 2024; and the February 11, 2020 stock options vest equally in the amount of 25,000 shares on February 16, 2022, 2023 and 2024.

(5)	Mr. Burton’s equity grants, which were unvested at his December 14, 2021 termination date, were forfeited.

OPTION EXERCISES AND STOCK VESTED

The following table provides information concerning aggregate exercises of stock options during 2021 for each named executive officer:

STOCK OPTIONS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Vivek Gupta	—	$—
John J. Cronin, Jr.	—	$—
Paul Burton	—	$—

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table shows the potential incremental payments and benefits which our named executive officers at December 31, 2021, would be entitled to receive upon termination of employment under their respective agreements. The amounts shown in the table are based on an assumed termination as of December 31, 2021, exclude payments and benefits that are provided on a non-discriminatory basis to our employees generally upon termination of employment and represent estimates of the incremental amounts that would be paid to each executive upon his termination based on base salary, if applicable, the annual performance-based bonus at the “at goal” target amount as of December 31, 2021, and our current premium costs for medical and welfare benefits. In addition, under the terms of our current year annual performance-based plan, our executives would become entitled to a bonus, determined under the plan terms, if they remained employed as of December 31 of the applicable year. As such, we would not consider the current year bonus payable to a named executive officer with a December 31 termination date to be a payment based upon termination, and no such payments have been included in this section. Further, if any of our named executive officers was terminated without cause by the Company during the calendar year, he would become entitled to a pro-rata bonus based upon the period of his employment during the year, with the amount determined based upon actual Company performance and payable when bonuses are generally paid in the following calendar year.

Name	Salary	Annual “At Goal” Performance Bonus	Equity Grants	Healthcare	Total
Vivek Gupta (1)	$540,000	$210,000	$338,320	$6,123	$1,094,443
John J. Cronin, Jr. (2)	404,000	157,000	385,900	1,225	948,125

All calculations were estimated based upon a December 31,2021 termination scenario. The measurement date for the estimated Company equity awards was based upon a closing price of $17.07 at December 31, 2021.

(1)

Upon termination other than for cause, Mr. Gupta would receive a one (1) year severance totaling $540,000 paid over 26 bi-weekly periods and his annual performance-based bonus “at goal” target amount. Mr. Gupta would receive continued coverage under the Company’s employee benefit plans (other than 401(k) or pension benefit coverage) in accordance with the Company’s severance policy. Mr. Gupta would continue to vest in outstanding equity grants for a twelve (12) month period from such termination date. Upon termination for any reason, Mr. Gupta would be subject to nondisclosure, noncompetition and non-solicitation agreements for a period of one (1) year after termination. Upon a change in control, Mr. Gupta would be entitled to 24 months of Company-paid healthcare insurance and a severance in an amount equal to two (2) times the sum of his average annual base salary and average annual performance-based bonus received over the previous three-years, outplacement reimbursement of up to $25,000 and full vesting of all outstanding equity awards issued pursuant to the Plan. If a change of control occurred on December 31, 2021, the total value to Mr. Gupta as described above would total $1,651,000 in addition to the severance values shown in the above table.

(2)

Upon termination other than for cause, Mr. Cronin would receive a one (1) year severance totaling $404,000 paid over 26 bi-weekly periods and his annual performance-based bonus “at goal” target amount. Mr. Cronin would receive continued coverage under the Company’s employee benefit plans (other than 401(k) or pension benefit coverage) in accordance with the Company’s severance policy. Mr. Cronin would continue to vest in outstanding equity grants for a twelve (12) month period from such termination date. Upon termination for any reason, Mr. Cronin would be subject to nondisclosure, noncompetition and non-solicitation agreements for a period of one (1) year after termination. Upon a change in control, Mr. Cronin would be entitled to 24 months of Company-paid healthcare insurance and a severance in an amount equal to two (2) times the sum of his average annual base salary and average annual performance-based bonus received over the previous three-years, outplacement reimbursement of up to $25,000 and full vesting of all outstanding equity awards issued pursuant to the Plan. If a change of control occurred on December 31, 2021, the total value to Mr. Cronin as described above would total $1,037,000 in addition to the severance values shown in the above table.

DIRECTOR COMPENSATION

The following table provides information concerning the compensation of our independent Directors for fiscal year 2021:

Name	Fees Earned or Paid in Cash	Stock Awards ($)	Option Awards ($)	Total 2021 ($)
John Ausura (1)(3)	$69,000	$65,000	—	$134,000
Brenda Galilee (2)(3)	65,000	65,000	—	130,000
Gerhard Watzinger (2)(3)	65,000	65,000	—	130,000

(1)	The annual retainer for the Chair of the Audit Committee, Mr. Ausura, is $69,000.
(2)	The annual retainer for all independent directors other than the Chair of the Audit Committee is $65,000 each.
(3)

On January 30, 2021, our independent directors received grants of restricted shares of 3,985 shares (each). As of December 31, 2021, the aggregate number of equity awards outstanding for each of our independent directors is as follows:

•	Mr. Ausura: 8,353 restricted shares.

•	Ms. Galilee: 8,353 restricted shares.

•	Mr. Watzinger: 8,353 restricted shares.

Messrs. Wadhwani, Trivedi and Gupta, as non-independent directors, received no compensation for their service as Directors of the Company.

All of our Directors are reimbursed for reasonable travel expenses incurred in connection with attending Board and committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

At December 31, 2021, the Compensation Committee consisted of Messrs. Ausura and Watzinger and Ms. Galilee, with Ms. Galilee as chair. No member of this Committee was at any time during the 2021 fiscal year, or at any other time, an officer or employee of the Company, and no member had any relationships with the Company requiring disclosure under Item 404 of Regulation S-K of the Exchange Act. No named executive officer of the Company has served as a director or member of the Compensation Committee (or other Committee serving an equivalent function) of any other entity, one of whose named executive officers served as a director or member of the Compensation Committee of the Company.

REPORT OF THE AUDIT COMMITTEE

This Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. In addition, the Audit Committee selects the Company’s independent public accountants. The Company’s management was previously granted authority by the Audit Committee to hire the Company’s audit firm for permissible, non-audit service projects under $10,000 in fees per engagement and to notify the Audit Committee at the next regularly scheduled meeting of any such project awarded to the audit firm. Projects expected to be greater than $10,000 must be pre-approved by the Audit Committee in advance of the commencement of any work.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent public accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted accounting standards and to issue a report thereon. The Audit Committee’s responsibility is to oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent public accountants. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the audited financial statements with management and the independent public accountants. The Audit Committee discussed with the independent public accountants the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board.

During 2021, Company management documented, tested and evaluated the Company’s internal control over financial reporting pursuant to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee was kept apprised of the Company’s progress by management. At the conclusion of this assessment, management provided the Audit Committee with its report on the effectiveness of the Company’s evaluation which was included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. Company management concluded that the Company did maintain effective internal control over financial reporting at December 31, 2021 and that it had remediated the two material weaknesses that were identified in 2020.

In addition, the Audit Committee has discussed with the independent public accountants the auditor’s independence from the Company and its management and has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accountants’ communications with the Audit Committee concerning independence. The Company paid its independent public accountants $400,000 for services provided in 2021.

The Audit Committee discussed with the Company’s independent public accountants the overall scope and plans for their audits. The Audit Committee meets with the independent public accountants, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the Audit Committee’s discussions with management and independent public accountants and the Committee’s review of the representations of management and the report of the independent public accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the Securities and Exchange Commission.

Respectfully submitted,

The Audit Committee

John Ausura, Chair

Brenda Galilee

Gerhard Watzinger

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Principal Accountant Fees and Services

Fees billed to us by the firm UHY LLP (“UHY”) for services rendered for 2021 and 2020 in the following categories and amounts were:

	2021 UHY	2020 UHY
Audit fees	$235,000	$255,000
Audit-related fees	48,000	54,500
Tax fees	117,000	157,000
All other fees	—	—

Total	$400,000	$466,500

Audit fees for 2021 and 2020 totaled $235,000 and $255,000, respectively. This category includes the audit of the Company’s annual financial statements and in 2020, the audit of the Company’s internal controls over financial reporting; review of financial statements included in the Company’s Form 10-Q Quarterly Reports; and services that are normally provided by the independent auditors in connection with statutory and regulatory filings and are inclusive of reimbursement of travel and travel-related expenses. The audit-related fees for 2021 and 2020 totaled $48,000 and $54,500, respectively, and pertained to the audit of the Company’s 401(k) Plan and Employee Stock Purchase Plan for both years; and the completion of quality of earnings review related to a canceled acquisition in 2021 and the AmberLeaf acquisition in 2020. The tax fees for 2021 and 2020 totaled $117,000 and $157,000 and pertained to transfer pricing studies prepared across our entire organization in and the preparation all federal and state U.S. tax returns.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one-year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Management is required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. Of the total fees paid to the independent auditors in 2021, 100% of these fees were pre-approved by the Audit Committee.

Representatives of UHY are expected to be available at the annual meeting of shareholders to respond to appropriate questions and will have an opportunity to make comments if they desire to do so.

POLICIES AND PROCEDURES FOR APPROVING RELATED PERSON TRANSACTIONS

Pursuant to the charter of the Audit Committee, all material transactions relating to related person transactions are to be approved by the Audit Committee, which is comprised of disinterested members of the Board of Directors.

2023 SHAREHOLDER PROPOSALS OR NOMINATIONS

Proposals of shareholders intended to be presented at the 2023 Annual Meeting of Shareholders must be received by the Company at its principal office in 1305 Cherrington Parkway, Building 210, Suite 400, Moon Township, PA 15108, not later than December 16, 2022 and must otherwise comply with the requirements of Rule 14(a)-8 under the Exchange Act for inclusion in the Proxy Statement for that meeting.

The Company’s Articles provide that advance written notice of shareholder-proposed business intended to be brought before an annual meeting of shareholders must be given to the Secretary of the Company not less than 120 days in advance of the meeting at which the business is proposed to be transacted; provided, however, that in the event that less than 130 days’ notice or prior public disclosure of the date of the annual meeting is given, notice from the shareholder of business to be transacted must be received not later than the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure was made, whichever first occurred.

The Company’s Articles also provide that a shareholder may request that persons be nominated for election as directors by submitting written notice thereof, together with the written consent of the persons proposed to be nominated consenting to serve as a director of the Company if so nominated, to the Secretary of the Company not less than 120 days prior to the date of the annual meeting; provided, however, that in the event that less than 130 days’ notice or prior public disclosure of the date of the annual meeting is given, notice from the shareholder of the nomination must be received not later than the tenth day following the date on which such notice of the date of the annual meeting was mailed or public disclosure was made, whichever first occurred. To be in proper form, the notice of nomination must set forth: (i) the names and addresses of the shareholder proposing the nomination and each proposed nominee; (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and such other information regarding each proposed nominee pursuant to which the nomination or nominations are to be made by the shareholder; and (iv) such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the Board of Directors.

FORM 10-K

A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2021, as well as the Company’s Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2021, as filed with the SEC on March 14, 2022, is being mailed to the shareholders with this Proxy Statement. Exhibits will be provided upon request and payment of an appropriate processing fee.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are Mastech Digital shareholders will be “householding” our proxy materials. A single Annual Report and Proxy Statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and Annual Report, you may:

•

if you are a shareholder of record, direct your written request to our Corporate Secretary by e-mail to mhhsecretary@mastechdigital.com, or by fax to 412-291-3350 or by mail to Mr. John J. Cronin, Jr., Corporate Secretary, Mastech Digital, Inc., 1305 Cherrington Parkway, Building 210, Suite 400, Moon Township, PA 15108; or

•	if you are not a shareholder of record, notify your broker.

We will promptly deliver, upon request to the Mastech Digital e-mail, fax number or address listed above, a separate copy of the annual report and Proxy Statement to a shareholder at a shared address to which a single copy of the documents was delivered. If you currently receive multiple copies of the Proxy Statement at your address and would like to request “householding” of these communications, please contact your broker if you are not a shareholder of record; or contact our Corporate Secretary if you are a shareholder of record, using the contact information above.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC at www.sec.gov. Our Proxy Statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website. Shareholders may also read and copy materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Shareholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

OTHER MATTERS

The Board of Directors does not know of any other matters that may come before the meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

By Order of the Board of Directors

John J. Cronin, Jr.

Corporate Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND WE APPRECIATE YOUR COOPERATION.

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be
received by 11:59 p.m., Eastern Time,
on May 10, 2022.

Online
Go to www.investorvote.com/MHH or scan
the QR code – login details are located in
the shaded bar below.

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Call toll free 1-800-652-VOTE (8683) within
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2022 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A	Proposals – The Board of Directors recommends a vote FOR Proposals 1 and 2 below:

1. The election of two (2) persons as Class II Directors:	+
Nominees:

	For	Withhold		For	Withhold
01 - Ashok Trivedi	☐	☐	02 - Vivek Gupta	☐	☐

	For	Against	Abstain
2. A non-binding advisory vote on the compensation of the named executive officers of the Company (“Say on Pay”).	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

NOTE: Please sign name(s) exactly as printed hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation or partnership, please sign the full corporate or partnership name and indicate title as duly authorized officer or partner.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

⬛	1 U P X	+

03LURA

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Mastech Digital, Inc.	+

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereto appoints Vivek Gupta and John J. Cronin, Jr. and each of them, acting singly, proxies of the signer with power to appoint a substitute and hereby authorizes them to represent and to vote all shares of Common Stock, par value $0.01 per share, of the Company held by the undersigned at the Company’s Annual Meeting of Shareholders scheduled to be held on Wednesday, May 11, 2022, at 9:00 AM Eastern Time at Mastech Digital, Inc.’s headquarters at 1305 Cherrington Parkway, Building 210, Suite 400, Moon Township, Pennsylvania 15108 and at any adjournment or postponement thereof.

In their discretion, the proxy holders are authorized to vote upon such matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATONS.

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

(IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

⬛	+